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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                           ____________________


                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported):

                              January 2, 1996
                           ____________________


                       LOUISIANA-PACIFIC CORPORATION
          (Exact name of registrant as specified in its charter)

                                 Delaware
              (State or other jurisdiction of incorporation)

                                  1-7107
                           (Commission File No.)

                                93-0609074
                     (IRS Employer Identification No.)


        111 S.W. Fifth Avenue
          Portland, Oregon                              97204
(Address of principal executive offices)             (ZIP Code)




            Registrant's telephone number, including area code:

                              (503) 221-0800


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Item 5. Other Events.

        On January 2, 1996, the board of directors of the registrant elected Mark A. Suwyn, age 53, as Chairman and Chief Executive Officer of the registrant, and appointed him to fill a newly created vacancy on the board of directors. Mr. Suwyn replaces Donald R. Kayser, who has been serving as chairman and chief executive officer on an interim basis since the resignation of the previous chief executive officer on July 31, 1995. Mr. Kayser will continue as a director of the registrant.

        Before accepting his position with the registrant, Mr. Suwyn was Executive Vice President of International Paper Company, a position he had held since 1992. In his recent position at International Paper Company, Mr. Suwyn had responsibility for various business operations, including paper and wood products, building products, laminates, chemicals, corporate purchasing, and the management of forest lands.

        Before joining International Paper Company, Mr. Suwyn held a variety of positions at E.I. du Pont de Nemours & Co., where he worked from 1967 to 1992. From 1989 to 1992, he was a Senior Vice President responsible for imaging systems and medical products.

        Mr. Suwyn is a 1964 graduate of Hope College in Holland,
Michigan, and earned a Ph.D. in Inorganic Chemistry from Washington State University in 1967.

Item 7. Financial Statements, Pro Forma Financial Information, and
Exhibits.

        None.


                                SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LOUISIANA-PACIFIC CORPORATION
                                (Registrant)


                                By /s/ William L. Hebert
                                    William L. Hebert
                                    Vice President,
                                    Treasurer, and Controller
                                    (Principal Financial and
                                    Accounting Officer)

Dated:  January 9, 1996